UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 9, 2004 (November 3, 2004)

RESOLUTION PERFORMANCE PRODUCTS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-57170	76-0607613

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

RPP CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-57170-01	76-0660306

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1600 Smith Street, Suite 2400
Houston, Texas 77002
(Address of principal executive offices including Zip Code)

(888) 949-2502

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On November 3, 2004, Mr. Joel A. Asen decided not to stand for re-election to the Board of Directors of Resolution Performance Products Inc., the registrant’s parent company. Mr. Asen's decision is based upon personal reasons and to the knowledge of the parent company and its executive officers, Mr. Asen had no disagreement with the parent company on any matter relating to the parent company's operations, policies or practices.

     (d) On November 3, 2004, Resolution Performance Products Inc. elected Mr. Carl S. Stutts to the Board of Directors. Mr. Stutts was also appointed to the Audit Committee of Resolution Performance Products Inc. and to the Audit Committee and Environmental, Health and Safety Committee for Resolution Performance Products LLC.

     Mr. Stutts was the President and Chief Executive Officer (CEO) of Texas Petrochemicals, a $700 million petrochemical company, from April 2003 to July 2004 and was previously Executive Vice President and Chief Financial Officer since April 1998. He also served as a general partner of The Columbine Venture Funds, a $44 million early stage capital fund, and a senior executive with Tenneco Ventures, Inc., a venture capital subsidiary of Tenneco, Inc.

     A copy of the press release announcing the appointment of Mr. Stutts to the Board of Directors of Resolution Performance Products Inc. is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
No.	Document
99.1	Press Release dated November 9, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTION PERFORMANCE PRODUCTS LLC (Registrant)
Dated: November 9, 2004	By:	David S. Graziosi
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPP CAPITAL CORPORATION (Registrant)
Dated: November 9, 2004	By:	David S. Graziosi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
99.1	Press Release dated November 9, 2004